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                                                Active Link Communications, Inc.
                                                                        Form 8-K
                                                                   Exhibit 10(a)


                        ACTIVE LINK COMMUNICATIONS, INC.
                            1840 CENTRE POINT CIRCLE
                              NAPERVILLE, IL 60563

November 12, 2002

Ms. Donnette L. Hall
180 E. Pearson Street
Unit 3301
Chicago, Illinois

Dear Donnette:

The purpose of this letter is to confirm our understandings and agreements regarding the investment you are making in, and the services you will be providing to, Active Link. We have reviewed in detail Active Link's difficult financial condition, and you have agreed to provide Active Link with additional funding, but only under certain conditions as described in this letter and as may be mutually agreed to by us in the future.

We understand that you expect to provide Active Link a minimum of $2,000,000 and up to $3,000,000 in a series of advances to be covered by a Promissory Note in the form attached as Exhibit A to this Letter Agreement. We understand that advances will not be made by you unless certain creditors of Active Link agree to restructuring, extending and/or converting to equity their obligations. We will work together to finalize these arrangements, it being understood that final approval regarding any advances to Active Link, for purposes of paying creditors or for other corporate purposes, will be made by you. In particular, we agree that a substantial amount of Active Link's debt which is in the form of convertible promissory notes must be converted into equity.

In addition to the Promissory Note, we will issue to you a warrant to purchase up to 3,000,000 shares at $.25 per share in the form of the Warrant attached as Exhibit B to this Letter Agreement. The Warrant will be exercisable through November 12, 2006.

The Promissory Note and Warrant constitute "Securities" and are subject to restriction under U.S. securities law. In connection with the purchase and sale of these Securities, we would appreciate your confirmation by your signature below of the following representations by you to Active Link:

         1. The Securities have not been registered under the U.S. securities laws and may not be resold except pursuant to an effective registration statement under the U.S. Securities Act of 1933 (the "Act") or pursuant to an exemption from registration, the


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Ms. Donnette L. Hall
November 12, 2002
Page 2

                  availability of which is to be established to the Company's satisfaction. You will not sell or otherwise transfer any of the Securities unless registered or pursuant to an exemption;

         2. The Note and the Warrant contain restricted legends regarding the restrictions on transfer under the Act;

         3. Active Link will lodge "stop transfer" instructions in its transfer records concerning the "restricted" nature of the Securities;

         4. There are no legal restrictions applicable to you which would preclude the issuance of the Note and Warrants to you;

         5. You are purchasing the Securities for your own account and have no plan to resell or otherwise distribute the Securities;

         6. You have the legal right and power to purchase the Securities and to make the representations to Active Link in this letter.

         7. You have had the opportunity to review information regarding Active Link and have had the opportunity to ask questions of and receive answers from representatives of Active Link and to obtain any additional information desired by you in making your decision to invest in Securities of Active Link. You have had the opportunity to review reports made by Active Link which were filed with the Securities and Exchange Commission (the "SEC") since January 1, 2001. In particular, you have had the opportunity to review the Report on Form 10-KSB for the year ended 3/30/02 and the Report on Form 10-QSB for the quarter ended 6/30/02, and the draft of the Report on Form 10-QSB for the quarter ended 9/30/02. You understand that the management's discussion and analysis of the results of Active Link's operations and financial condition in the most recent 10-QSB Report describes Active Link's substantial losses from operations, Active Link's substantial working capital deficit and payables and the current lack of funding available to satisfy those payables.

                  You understand that the amount paid by you for the Securities will not be sufficient for Active Link to meet all of its current obligations and that your funds will most likely be utilized by Active Link within the next several months to pay payroll, accounts payable and for other immediate working capital needs. You understand that your funds will only be a "bridge" to additional financing and if such financing is not available, the possible risk of loss of your entire investment would be greatly increased. You understand that although Active Link has engaged in discussions with investment bankers who may provide assistance in locating financing sources, there are no agreements for financing and such financing may not be available, or, if available, the terms may not be advantageous to Active Link.


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Ms. Donnette L. Hall
November 12, 2002
Page 3

         8. You are sophisticated in transactions of this type and capable of evaluating the risks and merits of this type of transaction. You are an "accredited investor" as that term is defined in the regulations under the Act, have the financial ability to bear the economic risk of your investment, have adequate means for providing for your current needs and personal contingencies and have no need for liquidity with respect to its investment in the Company.

Thank you for your investment. We greatly appreciate your support of Active
Link.

Sincerely,


Jim Ciccarelli
Chairman of the Board of Directors


AGREED:



/s/ Donnette L. Hall
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Donnette L. Hall